Quarterly Stockholder Update by Murphy Oil Corporation
This letter serves as a supplement to our earnings release for the first quarter of 2026. Please see the information regarding forward-looking statements and non-GAAP financial information1 included at the end of this letter. Unless otherwise noted, the financial and operating highlights and metrics discussed in this letter exclude noncontrolling interest (NCI)2.
HOUSTON, Texas, May 6, 2026
Murphy Oil Corporation Stockholders,
The first quarter of 2026 unfolded against one of the most volatile macroeconomic backdrops the energy sector has experienced in years. During the quarter, global energy markets were shaped by heightened geopolitical risks which drove a sharp increase in oil prices. While these events highlighted the importance of secure and dependable supply, they also reinforced the cyclical nature of our industry and the importance of a resilient and flexible business model.
During these uncertain times, our strategy is to stay anchored to what we control—disciplined capital allocation, safe and reliable operations, and our long‑cycle projects. In the first quarter, this focus translated into strong execution across our portfolio with meaningful progress at Lac Da Vang in Vietnam, advancement of the high-impact Chinook #8 well in the Gulf of America, and sustained outperformance from our US and Canada onshore programs. We also took steps to preserve our balance sheet strength, enhance liquidity, and improve our debt maturity profile.

In the quarter, our unhedged position enabled the Company to fully capture the upside from higher oil prices. Given the potential for prices to move meaningfully in either direction, we elected not to implement any oil hedges during the quarter. Our strong financial standing allows us to sustain this approach while preserving the flexibility to adapt to market changes and maximize shareholder value.
With respect to our capital expenditure (CAPEX) plan, we are avoiding incremental spending tied to short-term price moves and are keeping our 2026 CAPEX guidance unchanged. As we maintain capital discipline, we are preserving investment optionality and continue to assess three focus areas that will inform our future capital guidance: (1) the macro environment and the durability of commodity prices, (2) results from our exploration and appraisal program in Côte d’Ivoire and Vietnam, and (3) activity plans from our non-operated partners.
Maximizing shareholder returns continues to be at the core of our capital allocation decisions as we evaluate options to balance portfolio investments, share buybacks, and net debt reduction.
FIRST QUARTER 2026 SUMMARY
Murphy exceeded the high end of our production guidance range during the first quarter, producing 174,200 barrels of oil equivalent per day (BOEPD). Realized pricing increased significantly to $72.28 per barrel of oil, a 22 percent quarter-over-quarter increase driven by geopolitical events. On the other hand, a mild winter led to weaker natural gas prices, with Murphy realizing $2.87 per thousand cubic feet (MCF) in the first quarter. Notably, despite persistent weakness in AECO prices, our diversification strategy in Canada enabled us to realize USD $2.44 per MCF in the first quarter compared to USD $1.46 per MCF AECO average.
Net income in the quarter was $53.0 million, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)1 was $382.9 million, and operating cash flow excluding working capital adjustments was $429.2 million.
OPERATIONAL UPDATE
During the first quarter, we executed as planned. In the Eagle Ford Shale, we brought online 15 wells including 12 in Karnes and 3 in Catarina. These wells extended our track record of strong execution, delivering 17% cumulative oil outperformance versus the 2025 type curve over the first 60 days. I want to highlight our Catarina wells, where we drilled some of the longest wells in Dimmit County this quarter while achieving an 11 percent lower cost per completed lateral foot and 27 percent higher 60-day cumulative oil production compared to 2025. This is especially noteworthy as the remainder of our planned Eagle Ford Shale program this year is concentrated in Catarina.
In onshore Canada, we brought online four Kaybob Duvernay wells subsequent to quarter end and progressed eight Tupper Montney wells scheduled to come online in the third quarter. Our 2025 Tupper Montney wells continue to be among the best performers in the history of the asset. Overall, the robust performance of our new onshore wells in both the Eagle Ford Shale and Canada further supports our development strategy, and I am proud of the team for their effective execution.
Offshore, we spud our high-impact Chinook #8 development well in the Gulf of America. We are on track to bring the well online in the second half of the year and are excited about the economics of this well supported by our purchase of the Pioneer FPSO (Floating Production, Storage, and Offloading vessel) last year.
At our Lac Da Vang (Golden Camel) development project in Vietnam, development drilling is progressing in line with plan and the FSO (Floating Storage and Offloading vessel) is ready to launch. The project continues to track on schedule, with first production slated for the fourth quarter of this year. Lac Da Vang is a cornerstone of our Vietnam portfolio, and its steady progress reinforces our execution capabilities and the long‑term growth potential in the region.
PRODUCTION
As previously noted, Murphy delivered strong operational execution in the first quarter with production averaging 174,200 BOEPD, exceeding the high end of our quarterly guidance of 172,000 BOEPD. Average oil production of 87,200 barrels of oil per day (BOPD) also exceeded guidance of 83,500 BOPD. The outperformance this quarter was driven by better performance across our onshore assets, higher uptime at our offshore facilities, and lower planned downtime due to efficient maintenance operations.
We expect production to dip slightly in the second quarter driven primarily by onshore well timing. We accelerated our first quarter Eagle Ford Shale wells to earlier in the quarter, and our second quarter wells will come on late in the quarter, resulting in a quarter-over-quarter decline. We remain firmly on track to meet our full year production guidance.

CAPITAL EXPENDITURES
CAPEX during the first quarter was $465 million, below our guidance midpoint of $540 million, primarily reflecting phasing of certain exploration and appraisal costs to later in the year.
Our 2026 capital program was designed to maintain financial discipline while balancing near‑term execution with long‑cycle value creation. This program offers us the ability to adjust the pace of investment as the year progresses. As noted previously, we currently expect our full year CAPEX to be within the previously communicated range.
OPERATING COSTS
Operating expenses in the first quarter averaged $8.70 per BOE, lower than our typical range of $10 to $12 per BOE. Although higher production did contribute to a lower unit cost, this temporary reduction is primarily due to in-year cost phasing. Looking at the year as a whole, we expect our operating expenses to be in line with our previously communicated range.
EXPLORATION AND APPRAISAL UPDATE
As announced in January, we drilled a successful appraisal well at Hai Su Vang‑2X in Vietnam. We are currently finishing operations at the Hai Su Vang-3X appraisal well, and will next move to Hai Su Vang-4X, the final appraisal well in the program. We plan to share an updated resource range estimate at the conclusion of this appraisal campaign. Results from these wells will also inform our field development plan for Hai Su Vang, a key milestone towards formal sanctioning of the project.
In Côte d’Ivoire, we continue to drill the third well in our exploration program — Bubale-1X. We will share results upon completion of drilling operations.
In the Gulf of America, subsequent to quarter end, we have sanctioned the development of the recent Banjo and Cello field discoveries and are targeting first oil in the fourth quarter of 2027. These projects are expected to contribute 4 MBOEPD average net production in 2028, demonstrating Murphy’s ability to rapidly transition from discovery to development by leveraging existing infrastructure to accelerate value realization.

Additionally in the Gulf of America, the Bureau of Ocean Energy Management (BOEM) has now formally awarded us all fourteen blocks where we were named apparent high bidder during the December 2025 federal lease sale. These blocks provide a mix of lower‑risk, infrastructure‑led development opportunities and higher‑impact prospects, offering both near‑term upside and longer‑term growth.
At quarter end, Murphy submitted an offer for four exploration blocks in offshore Cameroon. The offer was subsequently accepted by the Republic of Cameroon, pending further discussions to finalize the Production Sharing Contracts.
FINANCIAL PERFORMANCE, SHAREHOLDER RETURNS AND BALANCE SHEET
As previously communicated, our capital allocation plan allocates a minimum of 50 percent of adjusted free cash flow1 to share buybacks and dividend increases, with the remainder allocated to the balance sheet. During the first quarter, we distributed $50 million of dividends to shareholders. At the end of the quarter, we had $550 million remaining under our board-authorized share repurchase program. As the year progresses, we will continue to monitor the markets and will balance net debt reductions and share buybacks in line with our capital allocation plan.
At the end of the first quarter, we were favorably positioned with a strong balance sheet reflecting total debt and net debt (non-GAAP) of $1.55 billion and $1.17 billion, respectively. Net debt is comprised of total debt less cash and cash equivalents of approximately $380 million. We had no outstanding balances on our unsecured revolving credit facility and, as a result of the bond transaction completed in January, our nearest debt maturity is now in 2029.

CLOSING
As we move forward, we remain acutely aware of the evolving macroeconomic landscape and the dynamic nature of global energy markets. Given our flexible portfolio and resilient business model, we are confident in our ability to seize opportunities and navigate challenges, ensuring the long-term strength of our Company while maintaining our commitment to operational excellence and financial discipline.

Thank you for your continued trust as a valued Murphy Oil Corporation stockholder.
Eric M. Hambly
President and Chief Executive Officer

CONFERENCE CALL AND WEBCAST SCHEDULED FOR MAY 7, 2026
Murphy will host a conference call to discuss first quarter 2026 financial and operating results on Thursday, May 7, 2026, at 9:00 a.m. ET. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 1-800-715-9871, conference ID 9924118. For additional information, please refer to the First Quarter 2026 Earnings Presentation available under the News and Events section of the Investor Relations website.
FORWARD-LOOKING STATEMENTS
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company's ability and intent to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other environmental, social and governance matters, make capital expenditures, pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply and demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns (including the current conflict in Iran); increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or markets of health pandemics and related government responses; natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; cyber attacks and other cybersecurity risks; any failure to obtain necessary regulatory approvals; the impact of current and future laws, rulings and governmental regulations; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the Company; therefore, we encourage investors, the media, business partners and others interested in the Company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this letter. Each forward-looking statement contained in this letter speaks only as of the date of this letter. Except as required by applicable law, Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
1 This letter contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with US generally accepted accounting principles (GAAP) and should therefore be considered only as supplemental to such GAAP financial measures. Please see Exhibit 99.1 on Form 8-K filed on May 6, 2026, for reconciliations of the differences between the non-GAAP financial measures used in this letter and the most directly comparable GAAP financial measures.
2 In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this letter exclude the NCI, thereby representing only the amounts attributable to Murphy.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Atif Riaz, 281-675-9358
Beth Heller, 281-675-9363

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